Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Georgia Dividend Advantage Municipal Fund 2

811-21152

The annual meeting of shareholders was held in the offices of Nuveen Investments on December 16, 2011;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. In addition, the shareholders were asked to vote on the approval of the issuance of additional common shares and on the approval of an Agreement and Plan of Reorganization.
The meeting was subsequently adjourned to January 31, 2012 and March 5, 2012.


Voting results for the annual meeting are as follows:

<c>Common and Preferred Shares voting
together as a class
<c>  Preferred Shares
To approve the elimination of the fundamental policies relating to the Funds ability to make loans.


   For
            3,882,836
            1,598,780
   Against
               340,310
                 16,053
   Abstain
               151,608
                 42,400
   Broker Non-Votes
               945,510
               362,754
      Total
            5,320,264
            2,019,987



To approve the new fundamental policy relating to the Funds ability to make loans.


   For
            3,876,116
            1,595,180
   Against
               348,193
               107,553
   Abstain
               150,445
                 44,500
   Broker Non-Votes
               945,510
               362,754
      Total
            5,320,264
            2,109,987



To approve the Agreement and Plan of
Reorganization.


   For
                         -
            1,639,530
   Against
                         -
               102,303
   Abstain
                         -
                 43,400
   Broker Non-Votes
                         -
               362,754
      Total
                         -
            2,147,987



To approve the issuance of additional
common shares.

                         -
   For
            3,918,546
                         -
   Against
               318,964
                         -
   Abstain
               137,244
                         -

               945,510

      Total
            5,320,264
                         -

Proxy materials for the annual meeting are herein incorporated by reference to the SEC filing on November 3, 2011, under Conformed Submission Type DEF N 14 8C/A, accession number 0001193125-11-293394.

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